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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Selective Financials" and "Experts" and to the use of our report dated November 12, 1999, except for Note 12, as to which the date is January 17, 2000, included in the Proxy Statement of Oberon Software Incorporated, that is made a part of the Registration Statement (Form S-4) and related Prospectus of OnDisplay, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 3, 2000